                                                                   EXHIBIT 99(c)


                                February 1, 2000


To: Participants in the Thrift Incentive Plan of Peoples Heritage Financial
    Group, Inc. and/or the Profit Sharing Employee Stock Ownership Plan of Peoples Heritage Financial Group, Inc.

     As described in the enclosed materials, your proxy as a shareholder of Peoples Heritage Financial Group, Inc. is being solicited in connection with an upcoming special meeting of shareholders of Peoples Heritage. At the special meeting, you will be asked to consider and vote upon a proposal to approve an agreement and plan of merger, dated as of June 1, 1999, between Peoples Heritage and Banknorth Group, Inc., as amended, pursuant to which, among other things, Banknorth will be merged with and into Peoples Heritage and the resulting company will be known as "Banknorth Group, Inc." I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Peoples Heritage common stock allocated to your accounts under the Peoples Heritage thrift incentive plan and/or the Peoples Heritage profit sharing employee stock ownership plan (the "plans") will be voted.

     Enclosed with this letter is a prospectus/joint proxy statement which describes the matter to be voted upon, a voting instruction ballot for each plan in which you are a participant, which will permit you to vote the shares allocated to your account under each such plan, and a stamped, pre-addressed return envelope. After you have reviewed the prospectus/joint proxy statement, I urge you to vote your shares in the plans by marking, dating, signing and returning the enclosed voting instruction ballots in the envelope provided to American Stock Transfer & Trust Company, our transfer agent. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your ballots in order to certify the totals for the plans to Peoples Heritage Bank, which acts as Trustee for the plans, for the purpose of having those shares voted. No person associated with Peoples Heritage or Peoples Heritage Bank will see the individual voting instructions.

     I urge each of you to vote, as a means of participating in the governance of the affairs of Peoples Heritage. If your voting instructions are not received, the shares allocated to your accounts in the plans will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the board of directors of Peoples Heritage, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                                 Sincerely yours,


                                                 William J. Ryan
                                                 Chairman, President and
                                                 Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 7, 2000

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of common stock of Peoples Heritage Financial Group, Inc. ("Peoples Heritage") pursuant to Peoples Heritage's Profit Sharing Employee Stock Ownership Plan (the "ESOP"), hereby instructs Peoples Heritage Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Peoples Heritage common stock which the undersigned holds pursuant to the ESOP at the Special Meeting of Shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, March 7, 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.

     SHARES OF PEOPLES HERITAGE COMMON STOCK WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 1, 1999, BETWEEN PEOPLES HERITAGE AND BANKNORTH GROUP, INC., AS AMENDED. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                           ---------------------
                                                            I plan to attend the
                                                            meeting
                                                                    /  /
                                                           ---------------------

     1. Proposal to adopt an Agreement and Plan of Merger, dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc. ("Peoples Heritage") and Banknorth Group, Inc. ("Banknorth"), as amended, which provides, among other things, for (i) the merger of Banknorth with and into Peoples Heritage under the name of "Banknorth Group, Inc." and
         (ii) the conversion of each share of Banknorth common stock outstanding immediately prior to the merger (other than certain shares specified in the Agreement and Plan of Merger) into the right to receive 1.825 shares of Peoples Heritage common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

                    FOR           AGAINST         ABSTAIN
                    /  /           /  /            /  /

     2. In their discretion, upon any other matter that may properly come before the Special Meeting of Shareholders or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS OF PEOPLES HERITAGE RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                                    Dated:
                                          --------------------------------------

                                    Signature
                                              ----------------------------------

                                    Signature
                                              ----------------------------------
                                                        (print name)

IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 7, 2000

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of common stock of Peoples Heritage Financial Group, Inc. ("Peoples Heritage") pursuant to Peoples Heritage's Thrift Incentive Plan (the "TIP"), hereby instructs Peoples Heritage Bank, as Trustee for the TIP, to vote as designated on the reverse of this card all of the shares of Peoples Heritage common stock which the undersigned holds pursuant to the TIP at the Special Meeting of Shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, March 7, 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.

     SHARES OF PEOPLES HERITAGE COMMON STOCK WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 1, 1999, BETWEEN PEOPLES HERITAGE AND BANKNORTH GROUP, INC., AS AMENDED. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE TIP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.


           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                           ---------------------
                                                            I plan to attend the
                                                            meeting
                                                                   /  /
                                                           ---------------------

     1. Proposal to adopt an Agreement and Plan of Merger, dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc. ("Peoples Heritage") and Banknorth Group, Inc. ("Banknorth"), as amended, which provides, among other things, for (i) the merger of Banknorth with and into Peoples Heritage under the name of "Banknorth Group, Inc." and
         (ii) the conversion of each share of Banknorth common stock outstanding immediately prior to the merger (other than certain shares specified in the Agreement and Plan of Merger) into the right to receive 1.825 shares of Peoples Heritage common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

                FOR              AGAINST           ABSTAIN
                /  /              /  /              /  /

     2. In their discretion, upon any other matter that may properly come before the Special Meeting of Shareholders or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS OF PEOPLES HERITAGE RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                   Dated:
                                         ---------------------------------------

                                   Signature
                                            ------------------------------------

                                   Signature
                                            ------------------------------------
                                                      (print name)

IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.